Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141068) pertaining to MPB Corporation Employees’ Savings Plan of The Timken Company of our report dated June 15, 2012, with respect to the financial statements and schedule of MPB Corporation Employees’ Savings Plan of The Timken Company included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 15, 2012